Exhibit 10.12

LOCKUP AND STANDSTILL AGREEMENT

THIS LOCKUP AND STANDSTILL AGREEMENT (the “Agreement”), entered into this 29th day of May, 2012, by and between BLAST ENERGY SERVICES, INC., a Texas corporation (the "Company"), and the undersigned individual (the "Holder").

RECITALS:

WHEREAS, the Holder is a holder of certain outstanding warrants and or options to purchase common shares of the Company listed on the signature page hereto pursuant to certain warrant agreements and/or stock option agreements with the Company in those amounts detailed on the signature page hereto (the “Convertible Shares”);

WHEREAS, the Company, Pacific Energy Development Corp., a Nevada corporation ("PEDCO") and Blast Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of the Company ("Merger Sub"), have entered into a Plan of Reorganization (as the same may be amended from time to time, the "Merger Agreement"), providing for, among other things, the merger (the "Merger") of Merger Sub and PEDCO pursuant to the terms and conditions of the Merger Agreement;

WHEREAS, the Holder has previously agreed to the terms of the Agreement, and this Agreement memorializes the prior verbal understanding;

WHEREAS, the Holder believes it is in its best interests that the Merger take place, and as a condition to its willingness to enter into the Merger Agreement, PEDCO and the Company has required that the Holder execute and deliver this Agreement; and

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereinafter set forth, the parties hereto hereby agree as follows:

1.           Lockup and Standstill of Convertible Shares.  This Agreement shall pertain only to the Convertible Shares.  As of the date hereof until the period (the “Lockup Period”) ending at the earlier of; August 1, 2012, or (ii) immediately after the Company’s closing of the Merger Agreement.  During the Lockup Period, the Holder agrees that he or it will not exercise, sell, assign, pledge, hypothecate, encumber, or transfer any of the Convertible Shares or any interest therein, other than as permitted herein.

2.           By executing this Agreement, the Holder represents that the Convertible Shares includes all of the options, warrants or any other convertible securities which are convertible into shares of the Company’s common stock that such Holder beneficially owns as of the date hereof, including but not solely limited to the shares listed on the signature page hereto.   In addition to the Convertible Shares shall apply to all of the Company’s shares of common stock of which each Holder become the beneficial owner of during the Lockup Period.  The Company, at its sole discretion, may waive the terms of this Agreement, in whole or in part.

3.           Except as otherwise provided in this Agreement, the Holder shall be entitled to its respective beneficial rights of ownership of the Convertible Shares.

4.           Notwithstanding anything to the contrary, nothing in this Agreement shall constitute the approval on the part of the Company to permit a transfer of the Convertible Shares, and no transfer of the Convertible Shares shall be approved by the Company unless, at the reasonable discretion of Company counsel, such transfer of the Convertible Shares is in full compliance with all applicable state and federal securities laws and that the Holder shall be subject to this Agreement.

5.           Miscellaneous.

a.           Notices.  All notices and communications provided for herein shall be in writing and shall be deemed to be given or made on the date of delivery, if delivered in person, by an internationally recognized overnight delivery service, or by facsimile, to the party entitled to receive the same, if to the Holder at the address or facsimile number on the signature page and if to the Company at the address or facsimile number set forth below, or at such other address or facsimile number as shall be designated by any party hereto in written notice to the other party hereto delivered pursuant to this subsection.

If to Company:

Blast Energy Services, Inc.
14550 Torrey Chase Blvd, Suite 330
Houston, Texas 77014
Attn: John MacDonald, Chief Financial Officer

b.           Attorneys’ Fees.  If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

c.           Entire Agreement; Modification; Waiver.  This Agreement constitutes the entire agreement between or among the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties.  No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all the parties or the applicable parties to be bound by such amendment.  No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver.  No waiver will be binding unless executed in writing by the party making the waiver.

d.           Assignment.  This Agreement may not be assigned in whole or in part by the parties hereto without the prior written consent of the other party or parties, which consent shall not be unreasonably withheld.

e.           Binding on Successors.  This Agreement will be binding on, and will inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns.

f.           Governing Law and Venue.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law.  Any controversy or claim arising out of or relating to this Agreement or a breach hereof shall be finally settled by arbitration in Santa Clara County, California, under the commercial rules then in effect of the American Arbitration Association, and shall be determined in accordance with the laws of the State of California applicable to contracts to be wholly performed therein..

g.           Rights Are Cumulative.  The rights and remedies granted to the parties hereunder shall be in addition to and cumulative of any other rights or remedies either may have under any document or documents executed in connection herewith or available under applicable law.  No delay or failure on the part of a party in the exercise of any power or right shall operate as a waiver thereof nor as an acquiescence in any default nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

h.           Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties.

i.           Drafting.  This Agreement was drafted with the joint participation of the parties and/or their legal counsel.  Any ambiguity contained in this Agreement shall not be construed against any party as the draftsman, but this Agreement shall be construed in accordance with its fair meaning.

k.           Headings.  The descriptive headings of the various articles, sections, or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

l.           Number and Gender.  Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine, or the neuter gender shall include the masculine, feminine, and neuter.

m.           Counterparts; Facsimile Execution.  This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one instrument.  Delivery of an executed counterpart of this Agreement by facsimile or email shall be equally as effective as delivery of a manually executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by facsimile or email also shall deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

n.           Full Knowledge.  By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

BLAST ENERGY SERVICES, INC. By_________________ Name: Title:
HOLDER
By____________________ Name: Number of Conversion Shares Beneficially Owned as of the Date of this Agreement: ________________________